Exhibit (d)(2)

October 13, 2016

Integra LifeSciences Holdings Corporation

311 Enterprise Drive

Plainsboro, NJ 08536

Attention: Peter Arduini

Re:	Confidentiality Agreement

Ladies and Gentlemen:

In connection with the consideration by Integra LifeSciences Holdings Corporation (“you”) of a possible negotiated transaction (a “Possible Transaction”) with Derma Sciences, Inc. and/or its subsidiaries, affiliates or divisions (collectively, with such subsidiaries, affiliates and divisions, the “Company”), the Company is prepared to make available to you and your Representatives (as hereinafter defined) certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you and your Representatives, you agree that you will, and will cause your Representatives to, treat the Evaluation Material (as hereinafter defined) in accordance with the provisions of this letter agreement and take or abstain from taking certain other actions as set forth herein. The term “affiliates” has the meaning given to it under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The term “Representatives” (i) with respect to you, shall include your subsidiaries, affiliates and divisions, and each of your and their officers, managers, directors, general partners, employees, outside counsel, accountants, consultants, financial advisors and potential sources of equity or debt financing (and their respective counsel), and (ii) with respect to the Company, shall include its members, directors, officers, employees, agents, partners, and advisors and those of its subsidiaries, affiliates and/or divisions (including, without limitation, attorneys, accountants, consultants and financial advisors).

1. Evaluation Material. The term “Evaluation Material” shall mean all information relating, directly or indirectly, to the Company or the business, products, markets, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects of the Company (whether prepared by the Company, its advisors or otherwise) which is delivered, disclosed or furnished by or on behalf of the Company to you or to your Representatives, before, on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished, or which you or your Representatives otherwise learn or obtain, through observation or through analysis of such information, data or knowledge, and shall also be deemed to include all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by you or your Representatives that contain, reflect

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

or are based upon, in whole or in part, the information delivered, disclosed or furnished to you or your Representatives pursuant hereto. Notwithstanding any other provision hereof, the term Evaluation Material shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in breach of this letter agreement, (ii) was within your possession on a non-confidential basis prior to it being furnished to you by or on behalf of the Company or any of its Representatives, provided that the source of such information was not known by you to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, (iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its Representatives, provided that such source is not known by you to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, (iv) is independently developed by you or your employees or (v) is generally made available to third parties by the Company without restriction on disclosure.

2. Use and Disclosure of Evaluation Material. You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a Possible Transaction and for no other purpose, that the Evaluation Material will be kept confidential and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever; provided, however, that (i) you may make any disclosure of the Evaluation Material to which the Company gives its prior written consent and (ii) any of the Evaluation Material may be disclosed to your Representatives who need to know such information for the purpose of evaluating a Possible Transaction and are advised of the terms of this letter agreement. In any event, you agree to undertake reasonable precautions to safeguard and protect the confidentiality of the Evaluation Material, to accept responsibility for any breach of this letter agreement by you or any of your Representatives, and, at your sole expense, to take all reasonable measures to restrain yourself and your Representatives from prohibited or unauthorized disclosure or uses of the Evaluation Material.

In addition, you agree that, without the prior written consent of the Company or you, respectively, you and your Representatives, or the Company and its Representatives, as the case may be, will not disclose to any other person the fact that you or your Representatives, or the Company or its Representatives, as the case may be, have received Evaluation Material or that Evaluation Material has been made available, that investigations, discussions or negotiations are taking place concerning a Possible Transaction or any of the terms, conditions or other facts with respect to any Possible Transaction, including the status thereof and the identity of the parties thereto (collectively, the “Discussion Information”). The term “person” as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

In the event that either party or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar legal process) to disclose any of the Evaluation Material or Discussion Information, such party shall provide the other party with prompt written notice of any such request or requirement so that the other party may in its sole discretion seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other party, such party or any of its Representatives are nonetheless, at the advice of legal counsel, legally compelled to disclose Evaluation Material or Discussion Information to any tribunal, such party or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Evaluation Material or Discussion Information which such counsel advises such party is legally required to be disclosed, provided that such party uses its commercially reasonable best efforts to preserve the confidentiality of the Evaluation Material and the Discussion Information, including, without limitation, by cooperating with such other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material and the Discussion Information by such tribunal.

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

3. Return and Destruction of Evaluation Material. In the event that you decide not to proceed with a Possible Transaction, you will promptly inform the Company of that decision. At any time upon the written request of the Company in its sole discretion and for any reason, you will as directed by the Company promptly deliver, at your expense, to the Company or at your election destroy all Evaluation Material (and any copies thereof) furnished to you or your Representatives by or on behalf of the Company. In the event of such a decision or request, all other Evaluation Material shall be returned or destroyed and no copy thereof shall be retained; provided, however, that one copy of all Evaluation Material may be kept by your counsel and you may retain any “back-up” or similar copies on your information technology systems. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives shall continue to be bound by your obligations of confidentiality and other obligations and agreements hereunder.

4. No Representations or Warranties. You understand, acknowledge and agree that neither the Company nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any transactions contemplated hereby, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

5. Material Non-Public Information. You acknowledge and agree that you are aware (and that your Representatives are aware or, upon receipt of any Evaluation Information or Discussion Information, will be advised by you) that (i) the Evaluation Material being furnished to you or your Representatives contains material, non-public information regarding the Company and (ii) the United States securities laws prohibit any persons who have material, nonpublic information concerning the matters which are the subject of this letter agreement, including the Discussion Information, from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated by this letter agreement or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

6. Standstill. You agree that, for a period of one year from the date of this letter agreement, unless specifically invited in writing by the Board of Directors of the Company, neither you nor any of your Representatives acting on your behalf will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the Company or otherwise act in concert with any person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; (e) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree during such period not to request (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence).

7. No Agreement. You understand and agree that no contract or agreement providing for any Possible Transaction shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered, and you and the Company hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any Possible Transaction unless and until you and the Company shall have entered into a final definitive agreement. You and the Company also agree that unless and until a final definitive agreement regarding a Possible Transaction has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a Possible Transaction by virtue of this letter agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a Possible Transaction, to determine not to engage in discussions or negotiations and to terminate discussions and negotiations with you at any time, and to conduct, directly or through any of its Representatives, any process for any transaction involving the Company or any of its subsidiaries, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person).

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

8. No Waiver of Rights. It is understood and agreed that no failure or delay by the Company or you in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

9. Remedies. It is understood and agreed that money damages might not be an adequate remedy for any breach of this letter agreement by either party or any of its Representatives and that each party may be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such actual or potential breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity to the Company or you. Each party further agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this letter agreement is or would be compensable by an award of money damages, and you agree to waive any requirements for the securing or posting of any bond in connection with such remedy.

10. Governing Law. This letter agreement is shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and of the United States District Court for the State of New York located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth above shall be effective service of process for any action, suit or proceeding brought in any such court). Each party hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in the courts of the State of New York located in the County of New York or the United States District Court for the State of New York located in the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11. Entire Agreement. This letter agreement contains the entire agreement between you and the Company regarding its subject matter and supersedes all prior agreements, understandings, arrangements and discussions between you and the Company regarding such subject matter, and shall not be subsequently limited, modified or amended by any “clickthrough” agreement relating to the confidentiality of the Evaluation Material agreed to by you in connection with your access to any data site maintained in connection with a Possible Transaction.

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

12. No Modification. No provision in this letter agreement can be waived, modified or amended except by written consent of you and the Company, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment.

13. Counterparts. This letter agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.

14. Severability. If any provision of this letter agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this letter agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

15. Acknowledgment. The Company hereby acknowledges that you and your affiliates may now or in the future evaluate, invest in or do business with competitors or potential competitors of the Company and that neither the execution of this letter agreement nor receipt of the Evaluation Material restricts or precludes such activities (absent a breach of the terms of this letter agreement).

16. Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon or give any rights or remedies to any person other than the parties under or by reason of this letter agreement.

17. Term. This letter agreement will terminate two years from the date hereof.

[Signature Page Follows]

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com

October 13, 2016

Please confirm your agreement with the foregoing by having a duly authorized officer of your organization sign and return one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement among you and the Company.

Very truly yours,

DERMA SCIENCES, INC.

By:	/s/ Stephen T. Wills

	Name:	Stephen T. Wills
	Title:	CEO

CONFIRMED AND AGREED as of the date written above:

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Richard D. Gorelick

	Name:	Richard D. Gorelick
	Title:	Corp. VP., General Counsel

214 Carnegie Center, Suite 300, Princeton, NJ, 08540

P: 609-514-4744    F: 609-514-8554

www.dermasciences.com